UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2005

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Item 8.01.	Other Events.

On December 2, 2005, Neurobiological Technologies, Inc. (the “Company”) paid to the former stockholders of Empire Pharmaceuticals, Inc. (“Empire”) the final contingent consideration due pursuant to that certain Agreement and Plan of Reorganization, dated as of July 14, 2004, between the Company and Empire (the “Merger Agreement”). The contingent consideration consisted of $2 million and 2,375,170 shares of common stock (the “Shares”). The Company was required under the Merger Agreement to pay the contingent consideration following the Company’s enrollment of its first patient in a Phase III clinical trial for Viprinex for the treatment of acute ischemic stroke.

Stephen J. Petti and David E. Levy, M.D., the Company’s Vice Presidents of Product Development and Clinical Development, respectively, were previously Empire stockholders. Accordingly, they received a portion of the contingent consideration in the following amounts: Stephen J. Petti, $1,216,005 and 1,146,597 Shares; David E. Levy, M.D., $7,316 and 11,465 Shares.

The Shares were issued in a private placement and the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The Shares have been registered for resale on Form S-3 (File No. 333-119492).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 7, 2005

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Jonathan R. Wolter
Jonathan R. Wolter
Vice President and Chief Financial Officer